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Exhibit 10.5

                                   EXHIBIT A

            COMMERCIAL INSTALLMENT NOTE (with Financial Covenants)

$610,000.00                                              Executed at [ILLEGIBLE]
                                                         [ILLEGIBLE]

FOR VALUE RECEIVED, the undersigned ("Debtor") promises to pay to the order of NATIONAL CITY BANK, COLUMBUS ("Bank"), which has its principal place of business in Columbus, Ohio, at any office of Bank SIX HUNDRED TEN THOUSAND DOLLARS ($610,000.00) in lawful money of the United States together with interest, in ninety-six (96) consecutive monthly installments, commencing the 28th day of February, 1996. Each installment shall consist of principal in the amount of Six Thousand Four Hundred Eighty-nine and 36/100 Dollars ($6,489.36) plus the unpaid interest accrued on this note, except that the final installment shall be in such amount as will pay all of the unpaid principal of and unpaid interest accrued on this note in full.

Prior to maturity, principal and any overdue interest shall bear interest computed daily (on the basis of a 360-day year and actual days elapsed) at a fluctuating rate which shall be equal to three-quarters of one percent (0.75%) per annum above the Prime Rate. Debtor may prepay the principal of this note in whole or in part at any time without premium or penalty.

Concurrently with each prepayment of the principal of this note, Debtor shall pay the unpaid interest accrued on the principal being prepaid, and each prepayment shall be applied to the outstanding installments of this note in the inverse order of their respective due dates.

If Debtor fails to pay an installment in full within ten (10) days after its due date, Debtor, in each case, will incur and shall pay a late charge equal to five percent (5%) of the unpaid amount. The payment of late charge will not cure or constitute a waiver of any Event of Default under this note.

Except as otherwise provided in writing, payments will be applied first to installments in the order of their respective due dates and then to late charges in the order of their respective due dates; provided, however, that if a payment so applied would pay the principal of this note in full, but leave late charges outstanding, such payment will instead be applied to late charges prior to being applied to the principal portion of the final installment. Each payment of an installment shall be applied first to accrued but unpaid interest and then to principal.

In its discretion, Bank may, from time to time, unilaterally change any provision for the application of payments and installments by giving a written notice to Debtor of the change. The notice shall be mailed to the address indicated herein or such other address that Debtor may furnish in writing to an appropriate officer of Bank and shall be mailed not less than fifteen (15) days prior to the effective date of such change.

If this note is not paid in full at maturity (whether by lapse of time, acceleration of maturity or otherwise), the interest rate otherwise in effect hereunder shall be increased by three percent (3%) per annum, provided that in no event shall the principal of and interest on this note bear interest after
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maturity at a rate less than the interest rate actually in effect hereunder immediately after maturity.

In consideration of Bank's granting the loan evidenced by this note, Debtor further agrees with Bank as follows:

1.    WARRANTIES. Debtor represents and warrants to Bank as follows:

      1.1 ORGANIZATION. Debtor is a corporation and in good standing under Ohio law having its chief executive office at the address set forth opposite Debtors signature below. Debtor has only the following Subsidiaries, if any: __________________________. Debtor is duly qualified to transact business in each state or other jurisdiction in which Debtor owns or leases any real property or in which Debtor's counsel reasonably believes such qualification is necessary.

      1.2 AUTHORITY. Debtor has requisite power and authority to enter into this note. No registration with or approval of any governmental agency of any kind is required on the part of Debtor for the due execution and delivery or for the enforceability of this note. Each officer executing and delivering this note on behalf of Debtor has been duly authorized to do so. Neither the execution and delivery of this note by Debtor nor its performance and observance of the respective provisions hereof will violate any existing provision in its articles of incorporation, regulations or by-laws or any applicable law or violate or otherwise constitute a default under any contract or other obligation now existing and binding upon it. Upon the execution and delivery hereof, this note will become a valid and binding obligation of Debtor.

      1.3 LITIGATION. No litigation or proceeding is pending against Debtor before any court or any administrative agency which in the opinion of Debtor's officers might, if successful, have a material, adverse effect on Debtor.

      1.4 TAXES. Debtor has filed all federal, state and local tax returns which are required to be filed by it and paid all taxes due as shown thereon (except to the extent, if any, permitted by subsection 2.2). Neither the Internal Revenue Service nor any other federal, state or local taxing authority has alleged any material default by Debtor in the payment of any tax material in amount or threatened to make any assessment in respect thereof which has not been reflected in the financial statements referred to in subsection 1.7.

      1.5 ASSETS. Debtor has good and marketable title to all assets reflected in its balance sheet except for changes resulting from transactions in the ordinary course of business. All such assets are clear of any mortgage, security interest or other lien of any kind other than any permitted by subsection 4.3.

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      1.6   COMPLIANCE WITH LAW. Debtors operations are in full compliance with all material requirements imposed by law, whether federal or state, including, without limitation, the Occupational Safety and Health Act, federal and state environmental protection laws and zoning ordinances.

      1.7 FINANCIAL STATEMENTS. All financial statements and credit applications delivered by Debtor to Bank accurately reflect Debtor's financial condition and operations at the times and for the periods therein stated.

2. AFFIRMATIVE COVENANTS. Debtor agrees that so long as any Bank Debt remains outstanding, Debtor shall perform and observe each of the following:

      2.1 FINANCIAL STATEMENTS. Debtor will furnish each of the following to Bank

            (a) as soon as available and in any event within ninety (90) days after the end of each of Debtor's fiscal years, an annual report of Debtor for that year audited by a certified public accountant selected by Debtor and reasonably acceptable to Bank;

            (b) As soon as available and in any event within sixty (60) days after the end of each of the quarterly periods of each of Debtor's fiscal years,

                  (1) Debtor's balance sheet as at the end of the period and its income statement and surplus reconciliation for Debtor's current fiscal year to date certified by an appropriate officer of Debtor to be true and complete to the best of his knowledge and belief, and

                  (2) that officer's certification that he knows of no potential Event of Default that is then existing or if any does, a brief description thereof and of Debtor's intentions in respect thereof;

            (c) forthwith upon Bank's written request, such other information in writing about Debtor's financial condition, properties and operations as Bank may from time to time reasonably request.

            All of Debtor's financial statements shall be prepared in accordance with GAAP consistently applied except as disclosed therein and in form and detail satisfactory to Bank.

      2.2 TAXES. Debtor will pay in full, prior in each case to the date when penalties for the nonpayment thereof would attach, all taxes, assessments and governmental charges and levies for which it may be or become subject and all lawful claims which, if unpaid, might become a lien or charge upon its property; provided, that no item need be paid so long as and to the extent that it is contested in

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            thereof, (d) any litigation or proceeding shall be brought against
            Debtor before any court or administrative agency which, if successful, might have a material, adverse effect on Debtor, (e) there shall be filed any application for a determination of the qualified status of any employee benefit plan, or (f) he reasonably believes that any Potential Event of Default has occurred or that any other representation or warranty made in section 1 shall for any reason have ceased in any material respect to be true and complete.

      2.9 BUSINESS PURPOSE. All funds disbursed under this note will be used for business or commercial purposes.

3. FINANCIAL COVENANTS. Debtor will comply with the following financial covenants with Bank as follows (applicable subsections must be initialed by Debtor):

      3.1 DEBT TO TANGIBLE NET WORTH RATIO. The ratio of all of Debtor's Debt to its Tangible Net Worth shall not exceed the following amounts for the periods set forth below:

                  December 31, 1996                       2.0:1
                  December 31, 1997                       2.0:1
                  December 31, 1998 and thereafter        1.5:1

      3.2 CASH FLOW RATIO. The ratio of Debtor's Net Profit plus interest expense to Debtor's Current Ratio of Long Term Debt plus interest expense shall not be less than 1.25:1.

4.    NEGATIVE COVENANTS. Debtor further covenants with Bank as follows:

      4.1   MERGERS. Debtor will not

            (a)   be a party of any merger or consolidation,

            (b) purchase or otherwise acquire the business or all or substantially all of the assets of another corporation or business, or

            (c) lease as lessor, sell, sell-leaseback or otherwise transfer (whether in one transaction or a series of transactions) all or any substantial part of its fixed assets (other than chattels that shall have become obsolete or no longer useful in its present business).

      4.2 BORROWINGS. Debtor will not create, assume or have outstanding at any time any Debt; provided, that this subsection shall not apply to any Bank Debt or any Subordinated Debt or any existing or future Debt secured by a purchase money security interest permitted by subsection 4.3 or incurred under a lease permitted by subsection 4.3 or any existing Debt fully disclosed in Debtor's most recent financial statements, and any renewal or extension thereof in whole or in part.

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      4.3   LIENS; LEASES. Debtor will not (a) acquire or hold any property subject to any land contract, inventory consignment, lease or other title retention contract, (b) sell or otherwise transfer any Receivables, whether with or without recourse, or (c) suffer or permit any property now owned or hereafter acquired by it to be or become encumbered by any mortgage, security interest, lien or financing statement; provided, that this subsection shall not apply to (i) any lien for a tax, assessment or government charge or levy,
            (ii) any lien securing only workers' compensation, unemployment insurance or similar obligations, (iii) any mechanic's, carrier's, landlord's or similar common law or statutory lien incurred in the normal course of business, (iv) zoning ordered restrictions, public utility easements, minor title irregularities and similar matters having no adverse effect as a practical matter on the ownership or use of any of the property in question, (v) any lien securing or given in lieu of surety, stay, appeal or performance bonds, or securing performance of contracts or bids (other than contracts for the payment of money borrowed), or deposits required by law or governmental regulations or by any court order, decree, judgment or rule or as a condition to the transaction of business or the exercise of any right, privilege or license, (vi) any existing lien fully disclosed in Debtor's most recent financial statements delivered to Bank, (vii) any mortgage, security interest or other lien which is created or assumed in purchasing, constructing or improving any real property or to which any real property is subject when purchased, provided, that (A) the mortgage, security interest or other lien is confined to the property in question and (B) the Debt secured thereby does not exceed the total cost of the purchase, construction or improvement, (viii) any lease as lessee, (ix) any transfer of a check or other medium of payment for deposit or collection, or any similar transaction in the normal course of business, or (x) any financing statement perfecting a security interest that would be permissible under this subsection.

5. DEFAULT; REMEDIES. The occurrence of any of the following shall constitute an Event of Default hereunder: (a) Debtor's Bank Debt or any part thereof shall not be paid in full promptly when due (whether by lapse of time, acceleration of maturity or otherwise); (b) any Obligor shall die or be dissolved; (c) any representation or warranty by any Obligor in this note or any Related Writing shall be false or erroneous in any material respect; (d) any Obligor shall fail or omit to perform or observe any agreement made by that Obligor in this note or in any Related Writing; (e) a judgment shall be entered against any Obligor in any court of record;
      (f) any deposit account of any Obligor is attached or levied upon; (g) any voluntary petition by or involuntary petition against any Obligor shall be filed pursuant to any chapter of any bankruptcy code or any Obligor shall make an assignment for the benefit of creditors, or there shall be any other marshaling of the assets and liabilities of any Obligor for the benefit of the Obligor's creditors; or (h) any Obligor's Bank Debt or any part thereof shall not be paid in full immediately when due (whether due by lapse of time, or acceleration or otherwise). Upon the occurrence of an Event of Default, the holder

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      subordinating creditor, assignor, pledgor, mortgagor or hypothecator of property;

      Person means a natural person or entity of any kind, including, without limitation, any corporation, partnership, trust, governmental body, or any other form or kind of entity;

      Potential Event of Default means an event which constitutes, or which with the lapse of time or the giving of notice or both would constitute an Event of Default;

      Prime Rate means the fluctuating rate of interest which is publicly announced from time to time by Bank at its principal place of business as being its prime rate or base rate thereafter in effect, with each change in the Prime Rate automatically, immediately and without notice changing the fluctuating interest rate thereafter applicable hereunder, it being agreed that the Prime Rate is not necessarily the lowest rate of interest then available from Bank on fluctuating rate loans;

      Receivable means a claim for money due or to become due to Debtor, whether classified as an account, instrument, chattel paper, general intangible, incorporeal hereditament or otherwise, and all proceeds of the foregoing;

      Reinvestment Rate means a rate of interest equal to the bond equivalent yield for the most actively traded issues of U.S. Treasury Bills, U.S. Treasury Notes or U.S. Treasury Bonds for a term similar to the period from the date of prepayment to the due date of the final installment of this note and in a principal amount comparable to the principal amount being prepaid, all as reasonably determined by Bank;

      Related Writing means a writing of any form or substance signed by any Obligor (whether as principal or agent) or by any attorney, accountant or other representative of any Obligor and received by Bank in respect of Debtor's Bank Debt or any part thereof, including, without limitation, any credit application, credit agreement, reimbursement agreement, financial statement, promissory note, guaranty, indenture, mortgage, security agreement, authorization, subordination agreement, certificate, opinion or any similar writing, but shall not include any commitment letter issued by Bank, without regard to whether Debtor or any other Person signed or acknowledged receipt thereof;

      Subordinated Debt means any Debt the payment of which has been subordinated to the payment in full of Bank Debt, whether by its terms or by separate written instrument, in either case in form and substance satisfactory to Bank;

      Subsidiary means a person, other than a natural person, of which a majority of the outstanding capital stock (or other form of ownership) or a majority of the voting power in any election of directors is (or upon the exercise of any outstanding warrants, options or other rights would
      be) owned directly, or indirectly through one or more Subsidiaries, by another Person, other than a natural person; and

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

      Tangible Net Worth means net worth less intangible assets, including, without limitation, patents, trademarks, goodwill and treasury stock.

7. SHARING INFORMATION. Debtor authorizes Bank to share all credit and financial information relating to Debtor with Bank's parent company, and with any subsidiary or affiliate company of Bank or of Bank's parent company.

8. NOTICES. Except as otherwise provided in this note, a notice to or request of Debtor shall be deemed to have been given or made hereunder when a writing to that effect shall have been delivered to an officer of Debtor or five (5) days after a writing to that effect shall have been deposited in the United States mail and sent, with postage prepaid, by registered or certified mail, to Debtor at the address of Debtor's chief executive office (or to such other address as Debtor may hereafter furnish to Bank in writing for that purpose), irrespective of whether the writing is actually received by Debtor. No other method of giving actual notice to or making a request of Debtor is hereby precluded. Every notice required to be given to Bank pursuant to this note shall be delivered to an Account Officer.

9. INTERPRETATION. Any holder's delay or omission in the exercise of any right under this note shall not operate as a waiver of that right or of any other right under this note. Bank may from time to time in its discretion grant Debtor waivers and consents in respect of this note or any Related Writing, but no such waiver or consent shall bind Bank unless specifically granted by Bank in writing, which writing shall be strictly construed. Each right, power or privilege specified or referred to in this note or any Related Writing is in addition to and not in limitation of any other rights, powers and privileges that Bank may otherwise have or acquire by operation of law, by other contract or otherwise. The provisions of this note and the Related Writings shall bind and benefit Debtor and Bank and their respective successors and assigns, including each subsequent holder, if any, of this note. If more than one person or entity has signed this note then the term Debtor means each of them, they are jointly and severally liable on this note and on the warrant of attorney below and each shall be the agent of the others for all purposes relating to this note. If any provision of this note is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that determination shall not affect any other provision of this note, and each such other provision shall be construed and enforced as if the invalid, illegal or unenforceable provision were not contained herein. The captions to the various sections and subsections of this note are for convenience of reference only and shall be disregarded in the interpretation of this note. This note shall be governed by law of the State of Ohio.

10. ENTIRE AGREEMENT. This note and the Related Writings set forth the entire agreement between the parties regarding the transactions contemplated hereby, and supersede all prior agreements, discussions, representations and understandings, whether written or oral, and any and all contemporaneous oral agreements, commitments, discussions, representations and understandings between the parties relating to the subject matter hereof.

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11.   AMENDMENTS. No amendment, modification or supplement to this note or any
      Related Writing shall be binding unless executed in writing by all parties thereto, and this provision shall not be subject to waiver by any party and shall be strictly enforced.

12. WARRANT OF ATTORNEY. Debtor authorizes any attorney-at-law to appear in any state or federal court of record in the United States after this note matures (whether by lapse of time, acceleration of maturity or otherwise); to waive the issuance and service of process; to confess judgment against Debtor in favor of the holder of this note for the amount then appearing due, together with interest and costs of suit; and to release all errors and waive all rights of appeal and stay of execution. If any judgment against Debtor is vacated for any reason, this warrant of attorney may be used to obtain additional judgments.

WARNING--BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

                                        SIMS AGRICULTURAL PRODUCTS CO.

                                        By:  /s/ Dallas Paul
----------------------------                 ---------------------------------
Address

                                        Its: President
----------------------------                 ---------------------------------
Phone

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

                     PROMISSORY NOTE MODIFICATION AGREEMENT

THIS PROMISSORY NOTE MODIFICATION AGREEMENT (the "Agreement") is made and entered into effective as of the 7th day of March, 1996, by and between SIMS AGRICULTURAL PRODUCTS CO. ("Borrower"); and NATIONAL CITY BANK, COLUMBUS, a national banking association, with its main office at 155 East Broad Street, Columbus, Ohio 43251 ("Bank")

WHEREAS, Borrower executed a certain promissory note (the "Note") dated as of January 12, 1996, in the original principal amount of $610,000.00 payable to the order of Bank on or before 2/28/2004, a true and correct copy of which is attached hereto as Exhibit A and is incorporated herein by reference, which Note is presently unpaid and represents an outstanding principal balance of $602,902.19; and

WHEREAS, Debtor has qualified for the State of Ohio Linked Deposit Program under Ohio Revised Code Section 135.61 et seq. (the "Program") for a portion of the indebtedness evidenced by the Note; and

WHEREAS, the parties desire to modify certain provisions with respect to the interest rate and monthly payments provided for in the Note, but otherwise to preserve, ratify and reaffirm all other terms and conditions of the Note and any other instrument or document executed in connection with the Note.

NOW, ThEREFORE, in consideration of and subject to the covenants and terms contained herein and for other good and valuable consideration, the parties hereto agree as follows:

1.    Modification.

      (a) Interest Rate. From the effective date hereof, and continuing thereafter until 3/7/98 ("Termination Date"), an amount equal to $120,000.00 (the "Linked Amount") of the total indebtedness evidenced by the Note shall bear interest at a rate of six percent (6.0%) per annum. Interest on any indebtedness evidenced by the Note which is not included in the Program shall continue to accrue at the rate as provided for in the Note. Upon the occurrence of the Termination Date, the maturity of the Note according to its terms, the disqualification of the Borrower under the Plan, or the termination of the Plan, whichever occurs first, the rate of interest on the Linked Amount shall revert to the rate of interest provided for in the Note.

      (b) Monthly Payments. From and after the effective date hereof and until interest on the Linked Amount reverts to the rate provided for in the Note, Debtor shall make monthly payments as follows: (i) Linked Amount - One Thousand Two Hundred Fifty and No/100 Dollars ($1,250.00) plus accrued interest, and (ii) non-Linked Amount - Five Thousand Two Hundred Thirty-Nine and 36/100 Dollars ($5,239.36) plus accrued interest.

2. Ratification of Note, Mortgage, and Security Agreement. Except as herein expressly modified, the parties hereto ratify, approve, accept and

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

      confirm all of the terms and conditions of the Note, and of any mortgage deed or security agreement executed in connection with or referencing the Note, including provisions for the acceleration of the indebtedness as to any default stated therein, and for any warrant of attorney to confess judgment as provided in the Note.

3. Continuation of Mortgage Liens and Security interests. Except for the modifications above stated, the parties hereby expressly intend that this Agreement shall not constitute the creation of a new debt or the extinguishment of the debt evidenced by the Note; nor shall it in any manner affect or impair any mortgage lien or security interest granted in connection with the Note, which Debtor hereby acknowledges to be valid and existing liens on the property described in any mortgage or security agreement executed in connection with or referencing the Note, and said mortgage liens or security interests are hereby agreed to be continued in full force and effect from the date hereof until the debt herein is fully satisfied.

4. No Course of Dealing; Waiver. Debtor expressly acknowledges and agrees that the execution of this Agreement shall not constitute a waiver of, and shall not preclude the exercise of, any right, power or remedy granted to Bank in any document evidencing the indebtedness of Debtor to Bank, or as provided by law, except to the extent expressly provided herein. No previous modification, extension, or compromise entered into with respect to any indebtedness of Debtor to Bank shall constitute a course of dealing or be inferred or construed as constituting an express or implied understanding to enter into any future modification, extension or compromise. No delay on the part of Bank in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice Bank's rights, powers or remedies.

5. Promise to Pay. Debtor hereby covenants and promises to pay to the order of Bank, the unpaid principal balance of the Note together with interest as provided therein, and hereby promises (as modified by this Agreement) to perform all of the covenants, conditions, stipulations and agreements as contained in the Note, and in any other document or instrument executed in connection with the Note or referencing the Note, and as provided herein.

6. Setoffs, Claims and Defenses. Debtor and any guarantor of the Note executing this Agreement hereby certify that, as of the date hereof, they have no setoffs, counter-claims or other defenses of any nature whatsoever to the payment of any part of the obligations owed to Bank as of the date of execution of this Agreement.

7. Obligations Joint and Several. The obligations hereunder of each of the undersigned, if there be more than one, whether as Debtor or co-maker shall be joint and several, and any reference herein to Debtor or to the undersigned shall be deemed to be applicable to each such person separately as well as to all.

8. Governing Law. This Agreement shall be interpreted and construed in accordance with and governed by the laws of the State of Ohio. Further, the parties hereto intend that this Agreement shall be in compliance with

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      all applicable laws and shall be enforceable in accordance with its terms.
      If any provision of this Agreement shall be illegal or unenforceable with respect to the Note or with respect to any such mortgage deed or security agreement, such provision shall be deemed canceled to the same extent as though it never had appeared herein, but the remaining provisions shall not be affected thereby.

9. Further Assurances. Debtor further agrees to execute and deliver any and all other documents and take any and all other steps or actions reasonably deemed necessary by Bank to effectuate this Agreement.

10. Costs and Expenses. Debtor also agrees to reimburse Bank for all costs and expenses incurred in the preparation, execution and delivery of this Agreement, including any costs of Bank's Corporate Law department.

11. Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of Bank and its respective successors and assigns.

12. Titles and Headings. The titles and headings herein are intended to promote convenience and are not a part of this Agreement for purposes of interpreting and applying the provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in manner and form sufficient to bind them at Mt. Gilead, Morrow County, Ohio as of the date first above written.

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

                                        SIMS AGRICULTURAL PRODUCTS CO.

                                        By:   /s/ Dallas H. Paul
                                              ---------------------------

                                        Its:  President


                                        NATIONAL CITY BANK, COLUMBUS

                                        By:   /s/ Stanley A. Uchida
                                              ---------------------------

                                        Its:  Assistant Vice President

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                 SECOND PROMISSORY NOTE MODIFICATION AGREEMENT

THIS SECOND PROMISSORY NOTE MODIFICATION AGREEMENT (the "Agreement") is made and entered into effective as of November 21st, 1997, by and among NATIONAL CITY BANK OF COLUMBUS, a national banking association, formerly known as NATIONAL CITY BANK, COLUMBUS ("Bank") and SIMS AGRICULTURAL PRODUCTS CO., an Ohio corporation ("Debtor"),

WHEREAS, Debtor executed a certain Commercial Installment Note (the "Note") dated January 12, 1996, in the original principal amount of Six Hundred Ten Thousand and 00/100 Dollars ($610,000.00) payable to the order of Bank on or before January 28, 2004; and

WHEREAS, the parties executed a previous modification agreement dated effective as of March 7, 1997, which temporarily modified the interest rate and monthly payments provided for in the Note as a result of Debtor's qualification under the Ohio Small Business Linked Deposit Program; and

WHEREAS, the parties desire to modify the Note with respect to certain financial covenants provided for therein, but otherwise preserving all other terms and conditions of the Note and any other instrument or document executed in connection with the Note.

NOW, THEREFORE, in consideration of and subject to the covenants and terms contained herein and for other good and valuable consideration, the parties hereto agree as follows:

1.    Modification. The Note is hereby modified by deleting sub-sections 3.1 and
      3.2 thereof in their entirety as written and substituting, instead, the following:

      "3.1 DEBT TO TANGIBLE NET WORTH RATIO. The ratio of all of Debtor's Debt to its Tangible Net Worth shall not exceed the following amounts on the dates set forth below:

            June 30, 1996                                         2.0 to 1.0
            June 30, 1997                                         2.0 to 1.0
            June 30, 1998, and at any fiscal year-end thereafter  1.5 to 1.0

      3.2 CASH FLOW RATIO. The ratio of (i) the sum of Debtor's Net Profit plus equity injections plus interest expense to (ii) the sum of Debtor's Current Portion of Long Term Debt plus interest expense shall not be less than 1.25 to 1.0."

2. Ratification of Note, Mortgage and Security Agreement. Except as herein expressly modified, the parties hereto ratify, approve, accept and confirm all of the terms and conditions of the Note, and of any mortgage deed or security agreement executed in connection with or referencing the Note, including provisions for the acceleration of the indebtedness as to any default stated therein, and for any warrant of attorney to confess judgment as provided in the Note.

3. Continuation of Mortgage Liens and Security Interests. Except for the modifications above stated, the parties hereby expressly intend that this Agreement shall not constitute the creation of a new debt or the extinguishment of the debt evidenced by the Note; nor shall it in any manner affect or impair any mortgage lien or security interest granted in connection with the Note, which Debtor hereby acknowledges to be valid and existing liens on the property described in any mortgage or security agreement executed in connection with or referencing the Note, and said mortgage liens or security interests are hereby agreed to be continued in full force and effect from the date hereof until the debt herein is fully satisfied.

4. No Course of Dealing; Waiver. Debtor expressly acknowledges and agrees that the execution of this Agreement shall not constitute a waiver of, and shall not preclude the exercise of, any right, power or remedy granted to Bank in any document evidencing the indebtedness of Debtor to Bank, or as provided by law, except to the extent expressly provided herein. No previous modification, extension, or compromise entered into with respect to any indebtedness of Debtor to Bank shall constitute a course of dealing or be inferred or construed as constituting an express or implied understanding to enter into any future modification, extension or compromise. No delay on the part of Bank in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice Bank's rights, powers or remedies.

5. Promise to Pay. Debtor hereby covenants and promises to pay to the order of Bank, the unpaid principal balance of the Note together with interest as provided therein, and hereby promises (as modified by this Agreement) to perform all of the covenants, conditions, stipulations and agreements as contained in the Note, and in any other document or instrument executed in connection with the Note or referencing the Note, and as provided herein.

6. Setoffs, Claims and Defenses. Debtor hereby certifies that, as of the date hereof, Debtor has no setoffs, counter-claims or other defenses of any nature whatsoever to the payment of any part of the obligations owed to Bank.

7. Governing Law. This Agreement shall be interpreted and construed in accordance with and governed by the laws of the State of Ohio. Further, the parties hereto intend that this Agreement shall be in compliance with all applicable laws and shall be enforceable in accordance with its terms. If any provision of this Agreement shall be illegal or unenforceable with respect to the Note or with respect to any such mortgage deed or security agreement, such provision shall be deemed cancelled to the same extent as though it never had appeared herein, but the remaining provisions shall not be affected thereby.

8. Further Assurances. Debtor further agrees to execute and deliver any and all other documents and take any and all other steps or actions reasonably deemed necessary by Bank to effectuate this Agreement.

9. Costs and Expenses. Debtor also agrees to reimburse Bank for all costs and expenses incurred in the preparation, execution and delivery of this Agreement, including any costs of Bank's Corporate Law Department.

10. Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of Bank and its respective successors and assigns.

11. Titles and Headings. The titles and headings herein are intended to promote convenience and are not a part of this Agreement for purposes of interpreting and applying the provisions hereof.

12. Confession of Judgment. The undersigned hereby authorizes any attorney at law to appear in any state or federal court of record in the United States of America after the maturity hereof (whether occurring by lapse of time or acceleration), to waive the issuance and service of process, to admit the maturity of the Note and the amount then appearing due, to confess judgment against the undersigned in favor of the holder hereof for the amount then appearing due, together with interest and costs of suit, and thereupon to release all errors and to waive all rights of appeal and stay of execution. No judgment shall bar any subsequent judgment. Should any judgment be vacated for any reason, this warrant of attorney nevertheless may thereafter be used for obtaining additional judgments.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in manner and form sufficient to bind them at Mt. Gilead, Morrow County, Ohio, effective as of the date first above written

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

                                        SIMS AGRICULTURAL PRODUCTS CO.

                                        By:   /s/ Dallas H. Paul
                                              ---------------------------
                                              Dallas H. Paul
                                        Its:  President


                                        NATIONAL CITY BANK OF COLUMBUS

                                        By:   /s/ Stanley A. Uchida
                                              ---------------------------
                                              Stanley A. Uchida
                                        Its:  Assistant Vice President